UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Janux Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40475	82-2289112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10955 Vista Sorrento Parkway, Suite 200 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 751-4493

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JANX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2023, Janux Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as representative of the underwriters named in Schedule A therein (the “Underwriters”), relating to the issuance and sale in an underwritten registered direct offering (the “Offering”) by the Company of (i) 4,153,717 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $12.46 per share, and (ii) pre-funded warrants to purchase 583,483 shares of Common Stock at a price of $12.459 per pre-funded warrant (the “Pre-Funded Warrants”), which represents the per share price for the Shares less a nominal $0.001 per share exercise price for each Pre-Funded Warrant. Gross proceeds from the Offering before deducting underwriting discounts and commissions and other offering expenses are expected to be approximately $60 million. The Shares and Pre-Funded Warrants in the Offering were offered pursuant to a registration statement on Form S-3 (File No. 333-266720), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 19, 2022, as supplemented by a prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). All of the Shares and the Pre-Funded Warrants are being sold by the Company. BofA Securities, Inc. is acting as the sole bookrunning manager for this offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the Underwriting Agreement and form of Pre-Funded Warrant, which are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, and which are incorporated herein by reference.

A copy of the opinion of Cooley LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants offered in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events

On July 17, 2023, the Company issued a press release announcing the pricing of the Offering, the text of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, between the Company and BofA Securities, Inc., dated as of July 17, 2023.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated July 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUX THERAPEUTICS, INC.

	By:	/s/ David Campbell, Ph.D.
David Campbell, Ph.D.
President and Chief Executive Officer

Date: July 18, 2023